SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Bright Horizons Family Solutious, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

[BRIGHT HORIZONS FAMILY SOLUTIONS LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2002

     The 2002 annual meeting of stockholders of Bright Horizons Family Solutions, Inc. will be held at 8:30 a.m., local time, on Thursday, May 23, 2002, at our corporate offices, 200 Talcott Avenue South, Watertown, Massachusetts. At the meeting, stockholders will act on the following proposals:

1.	Election of four directors, each for a term of three years; and

2.	Any other matters that may properly come before the meeting.

     Stockholders of record at the close of business on April 1, 2002 are entitled to vote at the meeting or any postponement or adjournment.

     Your vote is important. Please COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, in order that as many shares as possible will be represented.

By order of the Board of Directors,

/s/ STEPHEN I. DREIER

Stephen I. Dreier Chief Administrative Officer and Secretary

Watertown, Massachusetts
April 19, 2002

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the Board’s recommendations?
What vote is required to approve each item?
How do I vote my shares if they are held in the name of my broker (street name)?
STOCK OWNERSHIP
Who are the largest owners of our stock?
How much stock do our directors and executive officers own?
PROPOSAL 1—ELECTION OF DIRECTORS
Directors Standing for Election
Directors Continuing in Office
How are directors compensated?
How often did the Board meet during 2001?
What committees has the Board established?
Report of the Audit Committee
Executive Compensation
Employment Agreements
Severance Agreements
Report of the Compensation Committee on Executive Compensation
Performance Graph
Compensation Committee Interlocks and Insider Participation
Certain Relationships And Related Transactions
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
Fees Billed to the Company by Arthur Andersen LLP During 2001
ADDITIONAL INFORMATION
Appendix A — CHARTER OF THE AUDIT COMMITTEE OF BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
Who is entitled to vote?	1
What constitutes a quorum?	1
How do I vote?	1
Can I change my vote after I return my proxy card?	1
What are the Board’s recommendations?	2
What vote is required to approve each item?	2
How do I vote my shares if they are held in the name of my broker (street name)?	2
STOCK OWNERSHIP	3
Who are the largest owners of our stock?	3
How much stock do our directors and executive officers own?	4
PROPOSAL 1—ELECTION OF DIRECTORS	6
Directors Standing for Election	6
Directors Continuing in Office	7
How are directors compensated?	9
How often did the Board meet during 2001?	9
What committees has the Board established?	9
Report of the Audit Committee	10
Executive Compensation	11
Employment Agreements	14
Severance Agreements	14
Report of the Compensation Committee on Executive Compensation	15
Performance Graph	18
Compensation Committee Interlocks and Insider Participation.	19
Certain Relationships and Related Transactions	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
INDEPENDENT PUBLIC ACCOUNTANTS	19
Fees Billed to the Company by Arthur Andersen LLP During 2001	19
ADDITIONAL INFORMATION	20

Appendix A Charter of the Audit Committee of the Board of Directors

Bright Horizons Family Solutions, Inc.

200 Talcott Avenue South
Watertown, Massachusetts 02472

____________________

PROXY STATEMENT
____________________

     The Board of Directors is soliciting proxies to be used at the 2002 annual meeting. This proxy statement and the enclosed proxy will be mailed to stockholders on or about April 19, 2002.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the proposals outlined in the accompanying notice of meeting. In addition, our management will report on our performance during fiscal 2001 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, April 1, 2002, are entitled to receive notice of the annual meeting, and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 12,814,906 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return the card to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Secretary;

•	by submitting another proxy that is later dated and properly signed; or

•	by voting in person at the meeting.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote for election of each of the nominated directors (see page 6).

     With respect to any other proposal that properly comes before the meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. A properly executed proxy indicating that authority is WITHHELD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.

     Other Proposals. Any other proposal, other than the election of directors, that properly comes before the meeting will be approved if a majority of the shares represented and voting on the proposal vote in favor of the proposal. The Board of Directors knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

How do I vote my shares if they are held in the name of my broker (street name)?

     If your shares are held by your broker, often referred to as in “street name,” you should receive a form from your broker seeking instruction as to how your shares should be voted. If you do not issue instructions to your broker, your broker may vote your shares at its discretion on your behalf. However, if you hold your shares in “street name” through a broker or other nominee, your broker or nominee may or may not be permitted to exercise voting discretion with respect to other proposals to be voted on. A broker holding shares registered in a street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters. A broker non-vote occurs when the broker returns a proxy card without a vote (the “non-vote”) on the non-routine matter. Shares represented by the broker non-votes will not be counted as votes for or against any proposal, but they will be counted in determining whether there is a quorum for purposes of each proposal.

STOCK OWNERSHIP

Who are the largest owners of our stock?

     The following table shows those stockholders who beneficially own more than 5% of our common stock.

	Aggregate Number of
	of Shares	Percent of Shares
Name	Beneficially Owned	Outstanding (1)

Wellington Management Company, LLP (2)	1,567,400	12.23%

American International Group, Inc. (3)	1,523,694	11.89%

Delaware Management Holdings (4)	1,139,045	8.89%

The Hartford Mutual Funds, Inc. (5)	900,000	7.02%

T. Rowe Price Associates, Inc. (6)	812,200	6.34%

(1)	Based on the number of shares outstanding at April 1, 2002.
(2)	This information is based upon a Schedule 13G/A filed on February 12, 2002. Wellington Management Company, LLP is an investment advisor and reports shared voting power as to 1,235,000 shares and shared dispositive power as to 1,567,400 shares of our common stock. Its principal address is 75 State Street, Boston, Massachusetts 02109.
(3)	This information is based upon a Form 13F-HR/A filed by American International Group, Inc. on February 28, 2002. American International Group, Inc. and John McStay Investment Counsel, L.P. report sole voting power as to 1,510,056 shares. American International Group, Inc., AGC Life Insurance Company, American General Life Insurance Company and The Variable Annuity Life Insurance Company report sole voting power as to 3,076 shares. American International Group, Inc. and AIG Global Investment Corp. report shared voting power as to 3,262 shares. American International Group, Inc. reports its principal address as 70 Pine Street, New York, New York 10270.
(4)	This information is based upon a Schedule 13G/A jointly filed on February 7, 2002 by Delaware Management Holdings and Delaware Management Business Trust. Delaware Management Holdings is a parent holding company or control person in accordance with Rule 13d-1(b)(l)(ii)(G) of the Securities Exchange Act of 1934 and reports sole voting power as to 1,131,384 shares, sole dispositive power as to 1,134,945 shares and shared dispositive power as to 4,100 shares. Delaware Management Business Trust reports sole voting power as to 1,067,953 shares, sole dispositive power as to 1,063,853 shares and shared dispositive power as to 4,100 shares. Delaware Management Holdings and Delaware Management Business Trust report their principal address as 2005 Market Street, Philadelphia, Pennsylvania 19103.
(5)	This information is based upon a Schedule 13G/A filed on February 14, 2002 by The Hartford Mutual Funds, Inc. on behalf of The Hartford Capital Appreciation Fund. The Hartford Mutual Funds, Inc. is an investment company registered under Section 8 of the Investment Company Act of 1940 and reports shared voting and dispositive power as to 900,000 shares of our common stock. Its principal address is 200 Hopmeadow Street, Simsbury, Connecticut 06089.
(6)	This information is based upon a Schedule 13G jointly filed on February 4, 2002 by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. T. Rowe Associates, Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and T. Rowe Price New Horizons Fund, Inc. is an investment company registered under Section 8 of the Investment Company Act of 1940. T. Rowe Price Associates, Inc. reports sole voting power as to 43,500 shares and sole dispositive power as to 812,200 shares of our common stock. T. Rowe Price New Horizons Fund, Inc. reports sole voting power as to 750,000 shares of our common stock. T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. report their address as 100 E. Pratt Street, Baltimore, Maryland 21202.

How much stock do our directors and executive officers own?

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers named in the Summary Compensation Table below and our directors and executive officers as a group. Except as otherwise indicated, all information is as of the record date, April 1, 2002.

	Aggregate Number of	Right to
	Outstanding Shares	Acquire within	Percent of Shares
Name	Beneficially Owned(1)	60 Days(2)	Outstanding(3)

Roger H. Brown	135,525	294,042	3.28%

Linda A. Mason	135,525	294,042	3.28%

Robert D. Lurie	273,151 (4)	2,000	2.15%

E. Townes Duncan	146,904	8,950	1.22%

Marguerite W. Sallee	50,000 (5)	55,084	*

Mary Ann Tocio	10,000	90,638	*

Stephen I. Dreier	30,555	49,073	*

David H. Lissy	0	65,842	*

William H. Donaldson	1,000	35,753	*

Elizabeth J. Boland	11,830	23,389	*

Joshua Bekenstein	10,406	7,000	*

Fred K. Foulkes	9,201	2,000	*

Ian M. Rolland	1,000	7,000	*

JoAnne Brandes	0	7,399	*

Sara Lawrence-Lightfoot	100	7,000	*

Directors and executive officers as a group (15 persons)	679,672	655,170	9.91%

*  Represents less than 1% of our outstanding common stock

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of our directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

•	Mr. Brown – 99,262 shares held by Mr. Brown and Linda A. Mason, his wife, as co-trustees of the Roger H. Brown, Jr. Revocable Trust, and 36,263 shares held by Ms. Mason and Mr. Brown as co-trustees of the Linda A. Mason Revocable Trust. North American Management Corp., the investment advisor of the Roger H. Brown, Jr. Revocable Trust and Linda A. Mason Revocable Trust, has discretionary authority to dispose of the shares held in the trusts.
•	Ms. Mason – 36,263 shares held by Ms. Mason and Roger H. Brown, her husband, as co-trustees of the Linda A. Mason Revocable Trust, and 99,262 shares held by Mr. Brown and Ms. Mason as co-trustees of the Roger H. Brown, Jr. Revocable Trust. North American Management Corp., the investment advisor of the Roger H. Brown, Jr. Revocable Trust and Linda A. Mason Revocable Trust, has discretionary authority to dispose of the shares held in the trusts.
•	Mr. Lurie – 1,651 shares held by Jane Kyle-Lurie, his wife.
•	Mr. Duncan – 123,794 shares held by Solidus Company, of which Mr. Duncan is the president and a significant interest holder; 16,000 shares held by Solidus Partners, LP, of which Solidus Company is the General Partner (Mr. Duncan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in Solidus Company); 500 shares held by his children; 100 shares held by his wife; 3,000 shares held in accounts for the benefit of Mr. Duncan’s mother; and 456 shares held in several trusts of which his wife is trustee.

(2)	Reflects the number of shares that could be purchased upon exercise of options available at April 1, 2002 or within 60 days thereafter under our stock incentive plans. Certain of our directors and executive officers disclaim beneficial ownership of shares purchasable upon exercise of options included in the table, as follows:
•	Mr. Brown – 88,302 shares issuable upon exercise of options held by Linda A. Mason, his wife.
•	Ms. Mason – 205,740 shares issuable upon exercise of options held by Roger H. Brown, her husband.
(3)	Based on the number of shares outstanding at, or that could be purchased upon exercise of options within 60 days of, April 1, 2002.
(4)	Includes 100,000 shares subject to a forward sale agreement.
(5)	Includes 50,000 shares subject to a zero-cost collar arrangement pursuant to which Ms. Sallee wrote a covered call option and purchased a put option. Only one of the options can be in the money on the expiration date, June 13, 2003, at which time the in-the-money option will be exercised (and settled in cash), and the other option will expire. If neither option is in the money on the expiration date, both options will expire.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors Standing for Election

     Our Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual meeting of stockholders, directors constituting one class are elected for a three-year term. Our Certificate of Incorporation provides that each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. The current Board of Directors is comprised of thirteen members, four of whom will be elected at the annual meeting. The Board of Directors has nominated and recommends to the stockholders JoAnne Brandes, Joshua Bekenstein, Roger H. Brown and Robert D. Lurie, each of whom is an incumbent Class I director, for election as Class I directors to serve until the annual meeting of stockholders in 2005 and until such time as their respective successors are duly elected and qualified.

     If any of the nominees should become unable to accept election, the persons named as proxies on the proxy card may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to the nominees for election as Class I directors and with respect to Class II and Class III directors (who are not nominees for election at the annual meeting) is set forth below.

CLASS I DIRECTORS
(To Be Elected; Terms Expire in 2005)

Joshua Bekenstein	Age 43

Joshua Bekenstein has served as a director of the Company since its inception in 1998. Since 1993, Mr. Bekenstein has been a Managing Director of Bain Capital, Inc., a private investment firm, and has been a general partner of Bain Venture Capital since its inception in 1984. Mr. Bekenstein serves as a director of Waters Corporation, a manufacturer and distributor of high performance liquid chromatography instruments, Sealy Corporation, the largest conventional bedding manufacturer in North America, and Mattress Discounters Corp., a retailer of mattresses in the United States.

JoAnne Brandes	Age 48

JoAnne Brandes has served as a director of the Company since its inception in 1998. Ms. Brandes has served as Senior Vice President, Chief Administrative Officer and General Counsel for S.C. Johnson Commercial Markets, Inc., a manufacturer and marketer of cleaning and sanitation products and services, since January 2002. From October 1997 until January 2002, Ms. Brandes served as Senior Vice President and General Counsel of S.C. Johnson Commercial Markets, Inc. From October 1996 to October 1997, Ms. Brandes served as Vice President and General Counsel for S.C. Johnson Commercial Markets, Inc. Ms. Brandes serves as a director of Alternative Resources Corporation, a temporary technical staffing company, a director of JohnsonFamily Funds, Inc., a mutual fund, a Regent in the University of Wisconsin System Board of Regents, Director of Child Care Action Campaign, a non-profit organization which promotes quality child care, and a member of the State of Wisconsin’s Governor’s Child Care Council.

Roger H. Brown	Age 45

Roger H. Brown has served as a director of the Company since its inception in 1998 and has also served as Executive Chairman of the Board of the Company since January 2002. Mr. Brown was Chief Executive Officer of the Company from June 2000 until December 2001 and was President of the Company from July 1998 until June 2000. Mr. Brown co-founded Bright Horizons, Inc. (“Bright Horizons”) and served as Chairman and Chief Executive Officer of Bright Horizons from its inception in 1986 until its merger with CorporateFamily Solutions, Inc. (“CorporateFamily Solutions”) to form the Company in July 1998 (the “Merger”). Prior to 1986, he worked as a management consultant for Bain & Company, Inc. Mr. Brown currently serves as a director of The Horizons Initiative, a non-profit organization that provides support for homeless children and their families, and Stand for Children, a non-profit organization dedicated to improving the quality of life for children. He is also the Chairman of the commission to reinvent the National Association for the Education of Young Children’s (NAEYC) accreditation process. Mr. Brown is the husband of Linda A. Mason.

Robert D. Lurie	Age 55

Robert D. Lurie has served as a director of the Company since its inception in 1998. From January 1998 until the Merger, Mr. Lurie served as Director of Research and Development of CorporateFamily Solutions. He was President of The Resource Group, a division of CorporateFamily Solutions focused on providing consulting and resource support to work/life center operations, from October 1995 to December 1997. From 1984 to 1995, Mr. Lurie served as President and Chief Executive Officer of Resources for Child Care Management, Inc., which was acquired by CorporateFamily Solutions in October 1995.

The Board of Directors recommends that stockholders vote “FOR” these nominees.

Directors Continuing in Office

CLASS II DIRECTORS
(Terms Expire in 2003)

E. Townes Duncan	Age 48

E. Townes Duncan has served as a director of the Company since its inception in 1998. Mr. Duncan has served as the President of Solidus Company, a private investment firm, since January 1997. Mr. Duncan was a director of Comptronix Corporation, a provider of electronics contract manufacturing services, and served as Chairman of the Board and Chief Executive Officer of Comptronix Corporation from November 1993 to May 1997. From 1985 to November 1993, Mr. Duncan was a Vice President and principal of Massey Burch Investment Group, Inc., a venture capital corporation. Mr. Duncan is also a director of J. Alexander’s Corporation, an owner and operator of restaurants.

Sara Lawrence-Lightfoot	Age 57

Dr. Sara Lawrence-Lightfoot has served as a director of the Company since its inception in 1998. Since 1972, Dr. Lawrence-Lightfoot has been a professor of education at Harvard University. In addition to serving as a director of the Company, Dr. Lawrence-Lightfoot is also a director of the Globe Newspaper Company, a subsidiary of The New York Times Company which owns and publishes The Boston Globe. Dr. Lawrence-Lightfoot has received honorary degrees from 16 universities and colleges including Bank Street College and Wheelock College, two of the nation’s foremost schools of early childhood education.

David H. Lissy	Age 36

David H. Lissy has served as a director of the Company since November 2001 and has also served as Chief Executive Officer of the Company since January 2002. Mr. Lissy served as Chief Development Officer of the Company from 1998 until January 2002. He also served as the Executive Vice President of the Company from June 2000 until January 2002. He joined Bright Horizons as Vice President of Development in September 1997. Prior to joining Bright Horizons, Mr. Lissy served as Senior Vice President/General Manager at Aetna U.S. Healthcare, the employee benefits division of Aetna, Inc., in the Northern New England region. Prior to that role, Mr. Lissy was Vice President of Sales and Marketing for U.S. Healthcare and had been with U.S. Healthcare in various sales and management roles since 1987.

Marguerite W. Sallee	Age 56

Marguerite W. Sallee has served as a director of the Company since 1998 and also served as Chief Executive Officer of the Company from 1998 until May 1999 and Co-Chairman of the Board of the Company from May 1999 to December 2001. Ms. Sallee has served as President and Chief Executive Officer of The Brown Schools, Inc, the largest national provider of educational and treatment services for young people at risk, since August 2001. From July 1999 until August 2001, Ms. Sallee was the Chief Executive Officer of Frontline Group, Inc., a corporate training company. Ms. Sallee was a founder of CorporateFamily Solutions and served as President, Chief Executive Officer and a director of CorporateFamily Solutions from February 1987 until the Merger. Prior thereto, Ms. Sallee served as Commissioner of Human Services in former Tennessee Governor Lamar Alexander’s cabinet. She is a director of both Saks Incorporated, an owner and operator of department stores, and BarPoint.com, Inc., a provider of online and wireless product information and shopping services, and is a former Chairman of the Nashville Area Chamber of Commerce. In addition, Ms. Sallee is a delegate to the Presidential Summit for Children.

CLASS III DIRECTORS
(Terms Expire in 2004)

William H. Donaldson	Age 70

William H. Donaldson has served as a director of the Company since its inception in 1998. Mr. Donaldson has served as a director of Donaldson Enterprises, a private investment firm, since 2001. Mr. Donaldson was the Chairman, President and Chief Executive Officer of Aetna, Inc., one of the nation’s largest health benefits, insurance and financial services companies, from February 2000 until December 2000. He also served as Chairman of Aetna, Inc., formerly Aetna U.S. Healthcare, until his retirement in April 2001. Prior thereto, Mr. Donaldson served as senior advisor to Donaldson, Lufkin & Jenrette, Inc., the investment banking firm he co-founded in 1959, from 1995 until his employment by Aetna in February 2000. He served as Chairman and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc. until 1973, when he became Undersecretary of State under Dr. Henry Kissinger and later counsel to Vice President Nelson Rockefeller. Mr. Donaldson served as Chairman and Chief Executive Officer of the New York Stock Exchange from 1990 until 1995. He was the founding dean of the Yale University School of Management and held the tenured chair as the William S. Beinecke Professor of Management Studies. In addition to serving on the board of directors of Aetna, Inc., Mr. Donaldson serves on the board of EasyLink Services Corp., a provider of services that power the electronic exchange of information between their trading communities and their customers. He also serves as Chairman of the Carnegie Endowment for International Peace and is a trustee of the Lincoln Center for the Performing Arts, the New York Police Foundation, the Marine Corps University Foundation, the Aspen Institute and the Foreign Policy Association. He is also Chairman of the Advisory Board of the Yale University School of Management.

Fred K. Foulkes	Age 60

Professor Fred K. Foulkes has served as a director of the Company since its inception in 1998. Mr. Foulkes has been the Director of the Human Resources Policy Institute for Boston University School of Management since 1981 and has taught courses in human resource management and strategic management at Boston University since 1980. From 1968 to 1980, Professor Foulkes was a member of the Harvard Business School faculty. His principal publications include Personnel Policies in Large Nonunion Companies and Executive Compensation: A Strategic Guide for the 1990’s. Professor Foulkes is a recipient of the Employment Management Association Award and the Fellow Award, the National Academy of Human Resources award of distinction for outstanding achievement in the human resource profession.

Linda A. Mason	Age 47

Linda A. Mason has served as a director of the Company since its inception in 1998. Ms. Mason also served as Chairman of the Board from July 1998 until May 1999 when she became Co-Chairman of the Board. Ms. Mason co-founded Bright Horizons and served as a director and President of Bright Horizons from its inception in 1986 until the Merger. From its inception until September 1994, Ms. Mason also acted as Bright Horizons’ Treasurer. Prior to founding Bright Horizons, Ms. Mason was co-director of the Save the Children relief and development effort in Sudan and worked as a program officer with CARE in Thailand. Prior to 1986, Ms. Mason worked as a management consultant with Booz, Allen and Hamilton. Ms. Mason is also a director of The Horizons Initiative, a non-profit organization that provides support for homeless children and their families, Whole Foods Market, Inc., an owner and operator of natural and organic foods supermarkets, and the Globe Newspaper Company, a subsidiary of The New York Times Company which owns and publishes The Boston Globe. She is a Fellow of the Yale Corporation and serves on the Advisory Board of the Yale University School of Management. Ms. Mason is the wife of Roger H. Brown.

Ian M. Rolland	Age 68

Ian M. Rolland has served as a director of the Company since September 1998. Mr. Rolland was Chairman and Chief Executive Officer of Lincoln National Corporation, a provider of life insurance and annuities, property-casualty insurance and related services through its subsidiary companies, from 1992 until July 1998 and President and Chief Executive Officer from 1977 to 1992. Mr. Rolland is a director of NiSource Inc., a holding company for various utility companies, and is a member of the Board of Advisors of CID Ventures, a venture capital fund.

Mary Ann Tocio	Age 53

Mary Ann Tocio has served as a director of the Company since November 2001 and has also served as Chief Operating Officer of the Company since its inception in 1998. Ms. Tocio was appointed President in June 2000. Ms. Tocio joined Bright Horizons in 1992 as Vice President and General Manager of Child Care Operations. She was appointed Chief Operating Officer of Bright Horizons in November 1993, and remained as such until the Merger. From 1983 to 1992, Ms. Tocio held several positions with Wellesley Medical Management, Inc., including Senior Vice President of Operations, where she managed more than 100 ambulatory care centers nationwide.

How are directors compensated?

     Base Compensation. Each non-employee director receives $2,500 for each regularly scheduled Board meeting attended in person or $1,000 for each regularly scheduled Board meeting attended by conference call, and $500 for each specially scheduled meeting attended in person or by conference call. Each non-employee director that is a member of the Audit Committee, Compensation Committee or Nominating Committee also receives $500 for each committee meeting attended. Directors who are also our employees receive no additional compensation for service as directors.

     Options. On the date of each annual meeting of stockholders, each non-employee director will be granted an option to purchase 1,000 shares of our common stock, so long as he or she has missed no more than one of the regular meetings of the Board of Directors in the previous year. The exercise price of the options will be the closing market price of our common stock on the date of grant. The options shall vest in one-third increments with one-third vesting equally on the first, second and third anniversary dates of the initial grant, so long as the non-employee director continues to serve as one of our directors.

How often did the Board meet during 2001?

     During 2001, the Board of Directors met five times. Each director attended more than 75% of the total number of meetings of the Board and committees on which he or she served, except Dr. Sara Lawrence-Lightfoot, who attended three of the five director meetings, and Marguerite W. Sallee, who attended three of the five director meetings.

What committees has the Board established?

     The Board of Directors has standing Audit, Compensation and Nominating Committees.

     Audit Committee. The Audit Committee is responsible for making recommendations to the Board of Directors concerning our financial statements and the appointment of independent accountants, reviewing significant audit and accounting policies and practices, meeting with our independent accountants concerning, among other things, the scope of audits and reports, and reviewing the performance of the overall accounting and financial controls of the Company. The members of the Audit Committee are Ian M. Rolland (chair), JoAnne Brandes and E. Townes Duncan. The Audit Committee met two times in 2001.

     Compensation Committee. The Compensation Committee is charged with reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering our stock incentive plans. The members of the Compensation Committee are E. Townes Duncan (chair), Joshua Bekenstein and Fred K. Foulkes. The Compensation Committee met three times in 2001.

     Nominating Committee. The Nominating Committee is responsible for developing general criteria concerning the qualifications and selection of Board members and recommending candidates for such positions to the Board of Directors. The Nominating Committee considers director nominees from stockholders for election at each annual meeting of stockholders if a written nomination is received by our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (nomination procedures are discussed in greater detail in our bylaws which will be provided upon written request). The members of the Nominating Committee are Dr. Sara Lawrence-Lightfoot (chair), William H. Donaldson and Fred K. Foulkes. The Nominating Committee did not meet in 2001.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is composed of three directors who are independent directors as defined under the applicable rules of the National Association of Securities Dealers. The Audit Committee operates under a written charter, which was recently amended, a copy of which is included as Appendix A to this proxy statement. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the Company’s interim financial results included in the Company’s quarterly reports filed with the Securities and Exchange Commission on Form 10-Q in advance of the filings of the Form 10-Q. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of information technology and other non-audit services to the Company is compatible with maintaining the auditor’s independence and plans to consider whether to establish policies and procedures relating to the engagement of the outside auditor to provide non-audit services as well as other matters which may affect the nature of the relationship between the Company and its outside auditors.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the external auditors, with and without management present, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Ian M. Rolland, Chairman JoAnne Brandes E. Townes Duncan

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Executive Compensation

Summary Compensation Table

     The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and certain other executive officers of the Company (the “named executive officers”) for services rendered to the Company.

				Long-Term
				Compensation
	Annual Compensation			Awards

				Number of
				Securities	All Other
	Fiscal	Salary	Bonus	Underlying	Compensation
Name and Principal Position	Year	($)(1)	($)	Options (#)	($)(2)

David H. Lissy	2001	182,000	90,000	88,000	2,500
Chief Executive Officer (3)	2000	178,000	81,000	34,000	2,500
	1999	163,000	73,500	8,000	2,254

Roger H. Brown	2001	223,000	130,250	58,000	2,625
Executive Chairman of the	2000	214,000	125,000	24,000	2,625
Board (4)	1999	175,000	110,000	12,000	2,469

Mary Ann Tocio	2001	182,000	90,000	88,000	9,825
President and	2000	178,000	55,000	34,000	9,825
Chief Operating Officer	1999	168,000	47,500	8,000	9,289

Stephen I. Dreier	2001	169,000	38,000	4,000	2,591
Chief Administrative Officer	2000	163,000	38,000	4,000	2,435
and Secretary	1999	157,000	32,000	4,000	2,149

Elizabeth J. Boland	2001	155,000	45,000	6,000	2,412
Chief Financial Officer and	2000	140,000	37,800	4,000	2,129
Treasurer	1999	123,000	33,000	4,000	1,656

(1)	Includes amounts deferred by the employee under our 401(k) plan.
(2)	Consists of Company matching contributions to the employee’s 401(k) plan account and, in the case of Ms. Tocio, a contribution in the amount of $7,200 made by the Company as a car allowance.
(3)	David H. Lissy served as Chief Development Officer and Executive Vice President of the Company until December 31, 2001.
(4)	Roger H. Brown served as the Chief Executive Officer of the Company until December 31, 2001.

Option Grants for Fiscal 2001

     The table below sets forth the following information with respect to option grants to the named executive officers during 2001 under our Amended and Restated 1998 Stock Incentive Plan:

•	the number of shares of common stock underlying options granted during the year;
•	the percentage that such options represent of all options granted to employees during the year;
•	the exercise price;
•	the expiration date; and
•	the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of each option to the end of each option term.

	Individual Grants

	Number of		Percent of			Potential Realizable
	Securities		Total Options			Value at
	Underlying		Granted to	Exercise		Assumed Annual Rates of
	Options		Employees in	Price	Expiration	Stock Appreciation for
Name	Granted (#)		2001 (%)	($/Share)	Date	Option Terms

						5% ($)	10% ($)

David H. Lissy	4,000	(1)	0.84%	22.91	4/16/11	57,631	146,050
	4,000	(2)	0.84%	27.64	5/22/11	69,530	176,204
	80,000	(3)	16.84%	24.06	12/13/11	1,210,496	3,067,635

Roger H. Brown	4,000	(1)	0.84%	22.91	4/16/11	57,631	146,050
	4,000	(2)	0.84%	27.64	5/22/11	69,530	176,204
	50,000	(1)	10.52%	24.06	12/13/11	756,560	1,917,272

Mary Ann Tocio	4,000	(1)	0.84%	22.91	4/16/11	57,631	146,050
	4,000	(2)	0.84%	27.64	5/22/11	69,630	176,204
	80,000	(3)	16.84%	24.06	12/13/11	1,210,496	3,067,635

Stephen I. Dreier	4,000	(1)	0.84%	22.91	4/16/11	57,631	146,050

Elizabeth J. Boland	4,000	(1)	0.84%	22.91	4/16/11	57,631	146,050
	2,000	(2)	0.42%	27.64	5/22/11	34,765	88,102

(1)	Options will vest over five years in one-fifth increments beginning January 1, 2002.
(2)	Options will vest over five years in one-fifth increments beginning May 22, 2002.
(3)	Options to purchase 40,000 shares of common stock will vest over five years in one-fifth increments beginning January 1, 2002. The remaining options to purchase 40,000 shares of common stock will vest over five years beginning January 1, 2004.

Option Exercises and Values for Fiscal 2001

     The table below sets forth the following information with respect to option exercises during 2001 by each of the named executive officers and the status of their options at December 31, 2001:

•	the number of shares of common stock acquired upon exercise of options during 2001;
•	the aggregate dollar value realized upon the exercise of such options;
•	the total number of shares of common stock underlying exercisable and non-exercisable stock options held at December 31, 2001; and
•	the aggregate dollar value of in-the-money exercisable options at December 31, 2001.

			Number of Unexercised		Value of Unexercised
	Number of		Options at		In-the-Money Options at
	Shares Acquired		December 31, 2001 (#)		December 31, 2001 ($)(1)
	Upon Exercise of	Value Realized
Name	Options (#)	Upon Exercise ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David H. Lissy	5,000	95,307	51,842	130,000	795,181	792,292
Roger H. Brown	1,337	11,318	179,810	94,400	3,507,943	609,224
Mary Ann Tocio	24,000	477,296	71,238	130,800	1,195,731	803,484
Stephen I. Dreier	13,450	248,904	45,673	16,800	813,942	118,858
Elizabeth J. Boland	0	0	19,589	18,800	287,828	119,558

(1)	The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the common stock ($27.99 as reported on The Nasdaq National Market on December 31, 2001) and the respective exercise prices of the stock options.

Employment Agreements

     We currently have an employment agreement with Roger H. Brown. The terms and conditions of the employment agreement are summarized below:

Compensation

•	The employment agreement provides a base annual salary for Mr. Brown in the amount of $200,000, subject to increase by the Board. For fiscal 2001, the Board increased Mr. Brown’s base salary to $223,000. The agreement has a term that lasts until January 24, 2003.

•	Mr. Brown is also eligible to receive certain benefits and incentive bonus compensation including cash bonuses and stock-based awards.

Termination and Resignation

•	The employment agreement may be terminated by us or the employee may resign at any time.
•	If we terminate the employee’s employment for “cause” (as defined in the employment agreement) or the employee resigns for any reason other than for “good reason” (as defined in the employment agreement), the employee will receive all accrued salary and benefits due as of the date of termination or resignation.
•	If the employee dies or becomes disabled, the employee will receive all accrued salary, benefits and incentive bonus compensation as of the date of death or disability.
•	If we terminate the employee’s employment without “cause” or the employee resigns for “good reason”, the employee will receive a lump sum payment of (i) 2.99 times his base salary, plus (ii) all accrued benefits and incentive bonus compensation.

Restrictive Covenants

•	Among other things, the employment agreement prohibits the employee from competing against us, divulging any of our trade secrets or other confidential information, hiring away any of our employees and taking any property (memoranda, notes, lists, records, etc.) relating to our business made or compiled by, or made available to, the employee during the term of his employment.
•	These restrictive covenants will apply for twenty-four months following the employee’s termination or resignation from the Company.

     In addition to the above agreement, we have an agreement with Marguerite W. Sallee pursuant to which we have agreed until December 31, 2005, to nominate Ms. Sallee to serve on our Board of Directors, and Ms. Sallee has agreed to serve as a consultant to us to the extent and on the terms and conditions that may be mutually agreed upon by us and Ms. Sallee. During the twenty-four month period after Ms. Sallee ceases to serve on our Board of Directors, her agreement prohibits her from competing against us, divulging any of our trade secrets or other confidential information, hiring away any of our employees and taking any property (memoranda, notes, lists, records, etc.) relating to our business made or compiled by, or made available to, Ms. Sallee during the term of her previous employment with us and/or the term of her service to the Board.

Severance Agreements

     We have severance agreements with Stephen I. Dreier, David H. Lissy, Elizabeth J. Boland and Mary Ann Tocio which provide the following benefits to them if their employment is terminated within twenty-four (24) months following a “change of control” (as defined below) for any reason other than for “cause” (as defined in the severance agreements), death or disability or if they terminate their own employment for “good reason” (as defined in the severance agreements):

•	Accrued and unpaid base salary as of the date of termination plus a prorated portion of any bonus payable for the fiscal year in which the termination occurs;

•	For a period of twenty-four months or until the employee secures other employment (whichever is less), monthly severance pay equal to 1/24 (1/26 in the case of Ms. Tocio) of the employee’s total salary and cash bonus for the employee’s last two years of employment with the Company;
•	For a period of twenty-four months or until the employee becomes eligible for participation in a group health plan of another employer (whichever is less), payment by the Company of the employee’s and the employee’s dependents’ premiums for continuation of health insurance coverage or participation in a substantially similar health plan; and
•	Automatic vesting of the employee’s stock options immediately prior to the change in control, notwithstanding any provision of our stock incentive plans or any option agreements.

     A “change in control” will be deemed to have occurred if:

•	Any person becomes the beneficial owner of 50% of the voting power of our outstanding securities;
•	The Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, pursuant to which the Board members in office prior to the transaction constitute less than a majority of the Board thereafter; or
•	Certain changes to the composition of the board occur, as more particularly described in the severance agreements.

     In addition, the severance agreements prohibit each employee from competing against us during the period in which the employee is receiving severance benefits and divulging any of our trade secrets or other confidential information.

     Ms. Tocio’s and Mr. Lissy’s severance agreements also provide that they will receive the same benefits set forth above for a period of one year if they are terminated without cause, or if they terminate their employment for good reason, without a change in control of the Company, except that stock options will not automatically vest upon such termination of employment.

Report of the Compensation Committee on Executive Compensation

     Decisions concerning the compensation of our executive officers are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee has the responsibility for reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering our stock incentive plans.

What is the Company’s philosophy and what are its policies for executive officer compensation?

     The Compensation Committee believes that the primary objectives of the Company’s executive compensation policy should be:

•	to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in service businesses, while maintaining compensation within levels that are consistent with the Company’s business plan, financial objectives and operating performance;

•	to provide appropriate incentives for executives to work towards the achievement of the annual performance goals established by the Company; and

•	to more closely align the interests of its executives with those of stockholders by providing long-term incentive compensation in the form of stock option awards and other equity-based, long-term incentive compensation.

     The Compensation Committee believes that the Company’s executive compensation policies should be reviewed during the first half of the fiscal year after the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company’s financial performance, its operating plan and its position within the child care and education industry, as well as the compensation policies of similar companies in the child care and education business and other service businesses. The compensation of individual executive officers is then reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company’s business strategy, corporate culture and operating performance. Among the factors considered are the following:

•	Comparability—The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed to be most comparable to the Company. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

•	Pay for Performance—The Compensation Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective and subjective factors after receiving the recommendations of senior management.

•	Equity Ownership—The Compensation Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company’s stock by its executives, thereby more closely aligning executives’ long-term interests with those of the stockholders. These long-term incentive programs are principally reflected in the Company’s stock-based incentive plans. The Compensation Committee believes that significant stock ownership is a major incentive in building stockholder value and reviews awards of equity-based incentives with that goal in mind.

•	Qualitative Factors—The Compensation Committee believes that in addition to corporate performance and specific division performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions that a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives, development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.

How was base compensation determined in 2001?

     Roger H. Brown, the Company’s Chief Executive Officer in 2001, is party to an employment agreement. The base compensation for 2001 for Mr. Brown was increased to a level higher than that required pursuant to his employment agreement based upon the factors described below which affected the determination of base compensation of the Company’s executive officers who do not have employment agreements with the Company.

     For the remaining executive officers who do not have employment agreements with us, the Compensation Committee subjectively determined base compensation on the basis of discussions with Mr. Brown, the Company’s Chief Executive Officer in 2001, a review of the base compensation of executive officers of comparable companies, its experience with the Company and in business generally, and what it viewed to be the appropriate levels of base compensation after taking into consideration the contributions of each executive officer.

How was incentive compensation determined in 2001?

     Annual Incentive Compensation. For 2001, the Compensation Committee reviewed the Company’s executive officer performance in terms of achieving pre-tax profitability targets and each executive officer’s contribution to the achievement of this objective. Based on its review of the performance goals and on subjective factors taken into consideration, the Compensation Committee approved incentive payments aggregating $433,250 for 2001, including $130,250 for Mr. Brown, the Company’s Chief Executive Officer in 2001. No factors in addition to the ones discussed above were considered in setting the incentive compensation of the Chief Executive Officer.

     Long-Term Incentive Compensation. The Compensation Committee believes the Company as a part of its regular executive compensation policies should grant awards of long-term, equity-based incentives to executive officers as part of the compensation package that is reviewed annually for each executive officer. In making these awards, the Compensation Committee establishes guidelines at the time of the annual review and takes into account the recommendations of the Chief Executive Officer and the President prior to approving awards of long-term, equity-based incentive compensation to the other executive officers.

     During 2001, the Compensation Committee reviewed the amount of stock option holdings by the Company’s executive officers and the terms of these options. Based on the Compensation Committee’s desire to encourage and create ownership of the Company’s common stock by its executive officers and to use equity-based incentives as a retention tool, the Compensation Committee determined to grant stock options to purchase an aggregate of 244,000 shares of common stock with an exercise price based on the fair market value of the common stock on the date of the grant to the executive officers, including option grants to purchase an aggregate of 58,000 shares of common stock to Mr. Brown, the Company’s Chief Executive Officer in 2001. The options for the executive officers of the Company generally vest annually over five years in one-fifth increments. See “Option Grants for Fiscal 2001.”

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company’s stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 2001 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

E. Townes Duncan, Chairman Joshua Bekenstein Fred K. Foulkes

Performance Graph

     The following graph compares our cumulative total stockholder return on our common stock from July 27, 1998 (when our common stock commenced public trading) through December 31, 2001 with the cumulative total return of the following:

•	the Russell 2000 Index; and
•	a peer group that we selected in good faith, consisting of us and three other companies in our industry: Childtime Learning Centers, Inc., New Horizon Kids Quest, Inc. and Nobel Learning Communities, Inc. (the “Peer Group”).

     The graph assumes that $100 was invested on July 27, 1998 in our common stock and the index and peer group noted above, and that all dividends, if any, were reinvested. No dividends have been declared or paid on our common stock since July 27, 1998.

Total Return Analysis

	7/27/98	12/31/98	12/31/99	12/29/00	12/31/01

Bright Horizons Family Solutions	$100.00	$111.63	$77.52	$108.01	$115.72
Peer Group	$100.00	$100.01	$85.97	$108.35	$114.89
Russell 2000	$100.00	$98.02	$118.95	$113.95	$115.12

Source: Carl Thompson Associates. Data from BRIDGE Information Systems, Inc.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, the Compensation Committee of the Board of Directors was composed of E. Townes Duncan, Joshua Bekenstein and Fred K. Foulkes. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable Securities and Exchange Commission regulations.

Certain Relationships And Related Transactions

     We have an agreement with S.C. Johnson & Son, Inc. to operate and manage a family center for its employees. During 2001, we received management fees and operating subsidies of $301,000 from S.C. Johnson & Son, Inc. JoAnne Brandes, a member of our Board of Directors, is Senior Vice President, Chief Administrative Officer and General Counsel for S.C. Johnson Commercial Markets, Inc., an affiliate of S.C. Johnson & Son, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The federal securities laws require our directors and executive officers, and persons who own more than 10% of our capital stock, to file initial reports of ownership and reports of changes in ownership of any of our securities with the Securities and Exchange Commission, The Nasdaq National Market and the Company.

     Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2001 with their reporting requirements, with the exception of the following: an amended filing on Form 4 made by Linda A. Mason in December 2001 relating to the exercise of an option to purchase shares of the Company’s common stock and the subsequent sale of such securities that occurred in July 2001; a late filing on Form 4 made by Linda A. Mason in November 2001 relating to two transactions in August 2001; an amended filing on Form 4 made by Roger H. Brown in December 2001 relating to the exercise of an option to purchase shares of the Company’s common stock and the subsequent sale of such securities that occurred in July 2001; a late filing on Form 4 made by Roger H. Brown in November 2001 relating to two transactions that occurred in August 2001; a late filing on Form 4 made by Mary Ann Tocio in January 2002 relating to the exercise of an option to purchase shares of the Company’s common stock and the subsequent sale of such securities that occurred in November 2001; a late filing on Form 4 made by Mary Ann Tocio in August 2001 relating to the exercise of an option to purchase shares of the Company’s common stock and the subsequent sale of such securities that occurred in May 2000; an amended filing on Form 4 made by Robert D. Lurie in September 2001 relating to two transactions that occurred in July 2001; late filings on Forms 5 made by David H. Lissy, Roger H. Brown, Mary Ann Tocio and Linda A. Mason in March 2002 to report options to purchase shares of the Company’s common stock granted in December 2001; and a late filing on Form 5 made by Elizabeth J. Boland in March 2002 to report options to purchase shares of the Company’s common stock granted in April 2001 and May 2001.

     To our knowledge, none of our stockholders reporting beneficial ownership of more than 10% of our capital stock complied with the Section 16(a) reporting requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has audited our accounts since our inception, and a representative of Arthur Andersen LLP is expected to be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire. Arthur Andersen LLP has been selected to serve as the independent accountants of the Company for the fiscal year ending December 31, 2002; however, the Board of Directors and Audit Committee will continue to monitor Arthur Andersen LLP’s ability to continue to provide high quality professional services to the Company.

Fees Billed to the Company by Arthur Andersen LLP During 2001

     Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our annual financial statements for the year ended December 31, 2001 and the reviews of financial statements included in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during 2001 were $105,500.

     Financial Information Systems Design and Implementation Fees. Arthur Andersen LLP performed no services and therefore billed no fees relating to operating or supervising the operation of our information systems or local area network or for designing or implementing our financial information management systems during 2001.

     All Other Fees. The aggregate fees billed for all other services rendered to the Company by Arthur Andersen LLP in 2001, including tax related services, totaled $11,700.

ADDITIONAL INFORMATION

     Stockholder Proposals for the 2003 Annual Meeting. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, stockholder proposals submitted in accordance with applicable rules and regulations for presentation at our next annual meeting and received at our executive offices no later than December 20, 2002 will be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting.

     For other stockholder proposals to be timely (but not considered for inclusion in our proxy statement), a stockholder’s notice must be received at our executive offices not later than the close of business on February 22, 2003 nor earlier than the close of business on January 23, 2003 and should otherwise comply with the advance notice provisions of our bylaws. For proposals that are not timely filed, we retain discretion to vote proxies that we receive. For proposals that are timely filed, we retain discretion to vote proxies that we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.

     Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. We will bear the cost of soliciting proxies in the enclosed form. Our officers and regular employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

     Financial Statements Available. A copy of our 2001 Annual Report to Stockholders containing audited financial statements accompanies this proxy statement. The 2001 Annual Report does not constitute a part of the proxy solicitation material.

     Upon written request to our Chief Financial Officer, Bright Horizons Family Solutions, Inc., 200 Talcott Avenue South, P.O. Box 9177, Watertown, Massachusetts 02471, the Company will provide, without charge, copies of our annual report filed with the Securities and Exchange Commission on Form 10-K.

     Householding Information. In certain instances, one copy of the Company’s 2001 Annual Report or proxy statement may be delivered to two or more stockholders who share an address. The Company will promptly deliver upon written or oral request a separate copy of the 2001 Annual Report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of annual reports or proxy statements may request delivery of a single copy.

     Requests in this regard should be addressed to:

Stephen I. Dreier Chief Administrative Officer and Secretary Bright Horizons Family Solutions, Inc. 200 Talcott Avenue South P.O. Box 9177 Watertown, MA 02471

Appendix A

CHARTER
OF
AUDIT COMMITTEE
OF
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

     The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring on a periodic basis the processes used by the Company to produce financial statements, the Company’s systems of internal accounting and financial controls, and the independence of the Company’s outside auditors.

     In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

     The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval.

     The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition and experience will meet the applicable listing standards of the NASD.

     Accordingly, all of the members will be directors:

     1.     Who have no relationship to the Company that may interfere with the exercise of their independent judgment in carrying out the responsibilities of a director (unless as to one non-independent member the Board under exceptional and limited circumstances determines that membership is required by the best interests of the Company and its shareholders); and

     2.     Who are financially literate (as defined in the NASD listing standard) or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have sufficient experience or background which results in financial sophistication (as defined in the NASD listing standard).

     The Committee’s monitoring responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

     The following functions shall be the common recurring activities of the Committee in carrying out its monitoring responsibilities. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.

I.	The Committee shall review with management and the outside auditors the annual audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and the selection, application and disclosure of critical accounting policies used in such financial statements. The Committee shall also review and consider with the outside auditors the matters required to be discussed by Statements of Auditing Standards (“SAS”) No. 61 and No. 90.

II.	As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the Securities and Exchange Commission on Form 10-Q and the matters required to be discussed by SAS No. 61 and No. 90; this review will occur prior to the public release of such quarterly financial results and prior to the Company’s filing of the Form 10-Q.

III.	The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company’s internal controls that could significantly affect the Company’s financial statements.

IV.	The Committee shall:

•	request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors, consistent with Independence Standards Board Standard Number 1;

•	discuss with the outside auditors in an active dialogue any such disclosed relationships and their impact on the outside auditors’ independence;

•	consider whether the provision of any non-audit services discussed by the outside auditors is compatible with maintaining the auditors’ independence; and

•	if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor’s report to ensure the outside auditor’s independence.

V.	The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors, and the outside auditors are ultimately accountable to the Board and the Committee.

VI.	The Committee shall review annually and submit for inclusion in the Company’s annual meeting proxy statement an Audit Committee Report setting forth the information required by the proxy rules of the Securities and Exchange Commission, including the fact that the Committee has discussed with the outside auditors matters relating to their independence and matters relating to SAS No. 61 and No. 90 and the fact that the Committee has recommended to the Board that the audited financial statements be included in the Company’s Form 10-K.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 23, 2002
8:30 a.m. local time

COMPANY’S CORPORATE OFFICES
200 Talcott Avenue South
Watertown, Massachusetts

Bright Horizons Family Solutions, Inc. 200 Talcott Avenue South Watertown, Massachusetts	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints David H. Lissy and Elizabeth J. Boland, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the share of voting stock of Bright Horizons Family Solutions, Inc. held by the undersigned on April 1, 2002, at the Annual Meeting of Stockholders to be held at the Company’s corporate offices, 200 Talcott Avenue South, Watertown, Massachusetts, on Thursday, May 23, 2002 at 8:30 a.m., local time, and any adjournment(s) thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

See reverse for voting instructions.

▼ Please detach here ▼

The Board of Director Recommends a Vote FOR Item 1.

1.	Election of Class I (2005) Directors:	01 02	Joshua Bekenstein JoAnne Brandes	03 04	Roger H. Brown Robert D. Lurie	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, YOUR SHARES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL SET FORTH ABOVE.

Address change? Mark box Indicate changes below	☐	Date:

Signature(s) in Box

Please sign exactly as name appears on your stock certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership, please sign in partnership name by authorized person.